Exhibit 99.1

September 1, 2017

Friedman Industries, Incorporated (NYSE – American; Trading symbol: FRD)

Dateline: Longview, Texas

FOR IMMEDIATE RELEASE

THOMAS THOMPSON RETIRES AS SENIOR VICE PRESIDENT – SALES AND MARKETING

On August 30, 2017, Thomas Thompson retired as Senior Vice President – Sales and Marketing of Friedman Industries, Incorporated (the “Company”). The Company expresses its appreciation to Mr. Thompson for his 42 years of leadership and loyal service to the Company.

In December 2016, the Company appointed Jonathan Holcomb as Vice President – Coil Sales and Michael Thompson as Vice President – Tubular Sales. Following Thomas Thompson’s retirement, these Vice Presidents will be responsible for the sales and marketing efforts of their respective divisions and will be under the supervision of Robert Sparkman, President and Chief Executive Officer of the Company.

For further information regarding this press release, please contact Alex LaRue, Vice President – Secretary and Treasurer at (903)758-3431.